UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): August 28, 2013

Rich Star Development Corporation

(Exact Name of Registrant as Specified in Charter)

Nevada	000-54451	42-1769584
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10300 Charleston Blvd. Las Vegas, NV 89135
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (702) 722-0865

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Departure of Director and Principal Officers

Effective August 28, 2013, Mr. Ying Yiu Chan resigned from his positions as Secretary of Rich Star Development Corporation (the “Company”).

Also effective August 28, 2013, Mr. Ying Yiu Chan resigned as a member of the Company’s Board of Directors.  Mr. Chan's decision to resign was not a result of a disagreement with the Company regarding its operations, policies, practices or otherwise.

Appointment of New Director and Principal Officers

Effective August 28, 2013, the Company’s Board of Directors filled the principal officer vacancies created by Mr. Chan’s resignations by appointing Ms. Siu Mun Kung (“Ms. S.M. Kung”) as the Company’s new Secretary.

Also effective August 28, 2013, the Company’s Board of Directors appointed Ms. S.M. Kung as a member of the Company’s Board of Directors.  There are no arrangements or understandings between Ms. S.M. Kung or any other person(s) pursuant to which she was selected as an officer or director, and the Company has not entered into, nor has any currently proposed plans to enter into, any transactions in which Ms. S.M. Kung, or any of her immediate family members, has or will have a direct or indirect material interest.  The Company has not entered into an employment agreement with Ms. S.M. Kung.

Ms. S. M. Kung, 53, was the Shipping Officer of New Era Knitting Corp., Hong Kong, from March, 1987 to May, 2004, and has been the Shipping Officer of Hung Fat Decorations Ltd., Hong Kong, from June, 2004 to present. Ms. S.M. Kung graduated from High School in Hong Kong in 1978.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Rich Star Development Corporation

Date: September 3, 2013

/s/ Man Yee Kung

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By:  Man Yee Kung
Its:   Chief Executive Officer

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